News Release For Immediate Release, Page 1 of 3

Cboe Global Markets Agrees to Acquire Leading European Equities Clearing House EuroCCP

›     Transaction brings together two pan-European organizations that have long championed competition, open access and clearing interoperability in Europe

›     Ownership of EuroCCP expected to enhance Cboe’s current European equities business and create pathway for equity derivatives trading and clearing in the region

›     Deal expected to close in first half of 2020

CHICAGO and LONDON – December 10,  2019 – Cboe Global Markets, Inc. (Cboe: CBOE), one of the world’s largest exchange holding companies,  today announced it has entered into a definitive agreement to acquire EuroCCP,  a leading pan-European equities clearing house. The transaction will bring together two companies that have long championed competition, open access and clearing interoperability in Europe.  Additionally, Cboe’s  ownership of EuroCCP is expected to provide opportunity to pursue the development of equity derivatives trading and clearing capabilities in the region, subject to regulatory approvals.

The two companies are closely aligned on a vision to further expand the benefits of EuroCCP’s open-access model serving other exchanges and trading venues. EuroCCP currently clears trades for 39 trading venues, which represent close to 95 percent of Europe’s equity landscape, making it the most connected equity central counterparty (CCP) in the region. EuroCCP clears on average between four to five million trade sides daily, totalling €30 to €40 billion in value, and provides clearing members with easy access and the ability to maximize operational efficiency and netting opportunities while reducing risk and cost. Cboe sees an opportunity to further grow this business by capitalising on the strength of its pan-European network.

Ed Tilly, Chairman, President and Chief Executive Officer of Cboe Global Markets said, “Cboe’s planned acquisition of a leading equities clearing house in Europe is an important step in our growth strategy for the region. We believe ownership of EuroCCP will enhance our current European equities business, while providing opportunities to potentially diversify our business, including trading and clearing derivatives, in the future. We look forward to officially welcoming the EuroCCP team to Cboe Global Markets.”

David Howson, Chief Operating Officer of Cboe Europe said, “As Europe’s leading pan-European equities clearing house, EuroCCP is essential to providing cost-effective clearing and trading competition in European capital markets that benefits all market participants. We are committed to maintaining and extending these benefits to customers throughout the region. We are optimistic that we can further grow the EuroCCP business by leveraging our track record of innovation and strong customer relationships to create vibrant, efficient pan-European market infrastructure.”

Cécile Nagel, Chief Executive Officer of EuroCCP said,  “Cboe is a staunch advocate of open access and interoperability, values which EuroCCP has long promoted, with an established track record of servicing clients globally and providing innovative products across numerous asset classes. We believe this transaction positions EuroCCP for continued success and we look forward to becoming part of the Cboe group. EuroCCP remains committed to offering a best-in-class service with leading client satisfaction.”

While the company expects its plans to acquire EuroCCP and pursue equity derivatives trading and clearing in Europe to generate positive financial returns longer-term, these initiatives are expected to be dilutive to earnings over the next three to four years. The potential impact to earnings per share is currently expected to be in the range of $0.08 to $0.10 for 2020 and 2021. The estimated earnings per share impact is as follows: (1) a portion reflects

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News Release For Immediate Release, Page 2 of 3

the potential acquisition of EuroCCP, representing about half of the estimated earnings per share impact in 2020 and neutral to slightly positive estimated earnings per share impact in 2021 and (2) the remaining portion in 2020 and 2021 primarily reflects Cboe’s planned investment in building out its European derivatives clearing and trading business. This investment is expected to have the greatest negative earnings impact in the first few years as the company ramps up its European derivatives trading and clearing and builds sufficient scale. The potential expense impact from these initiatives is not reflected in the company’s 2020 expense guidance that was reaffirmed on November 1, 2019. Cboe looks forward to providing further insights into its European equity derivatives trading and clearing initiatives in the coming months.

EuroCCP is headquartered in Amsterdam and regulated by De Nederlandsche Bank and by Autoriteit Financiële Markten. EuroCCP is equally owned by Cboe Europe, Euronext, Nasdaq, ABN AMRO Clearing Bank and The Depository Trust & Clearing Corporation (DTCC).

The transaction, which Cboe plans to fund with cash on hand, is expected to close in the first half of 2020, pending the receipt of required regulatory clearances and the arrangement of a supporting liquidity facility at the EuroCCP clearing entity level.

PJT Partners acted as exclusive financial advisor to EuroCCP, Allen & Overy acted as exclusive legal counsel to EuroCCP and Greentarget acted as communications strategy advisor to EuroCCP on the transaction. Cboe’s legal counsel on the transaction was Macfarlanes LLP and Norton Rose Fulbright LLP.

About Cboe Global Markets, Inc.

Cboe Global Markets (Cboe: CBOE) is one of the world’s largest exchange holding companies, offering cutting-edge trading and investment solutions to investors around the world. The company is committed to defining markets to benefit its participants and drive the global marketplace forward through product innovation, leading edge technology and seamless trading solutions.

The company offers trading across a diverse range of products in multiple asset classes and geographies, including options, futures, U.S. and European equities, exchange-traded products (ETPs), global foreign exchange (FX) and volatility products based on the Cboe Volatility Index (VIX Index), recognized as the world’s premier gauge of U.S. equity market volatility.

Cboe’s subsidiaries include the largest options exchange and the third largest stock exchange operator in the U.S. In addition, the company operates the largest stock exchange by value traded in Europe and is a leading market globally for ETP listings and trading.

The company is headquartered in Chicago with a network of domestic and global offices across the Americas, Europe and Asia, including main hubs in New York, London, Kansas City and Amsterdam. For more information, visit www.cboe.com.

Cboe Europe Limited is a Recognised Investment Exchange regulated by the Financial Conduct Authority. Cboe Europe Limited is a wholly-owned subsidiary of Cboe Global Markets, Inc. and is a company registered in England and Wales with Company Number 6547680 and registered office at The Monument Building, 11 Monument Street, London EC3R 8AF. This has been established for information purposes only. None of the information concerning the services or products described in this document constitutes advice or a recommendation of any product or service. To the extent that the information provided in this document constitutes a financial promotion as defined by section 21 of the Financial Services

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News Release For Immediate Release, Page 3 of 3

and Markets Act 2000, it is only directed at persons who qualify as a Professional Client or Eligible Counterparty. Persons who do not qualify should not act on or rely upon it.

Media Contacts		Analyst Contact

Europe: Stacie Fleming	U.S.: Angela Tu	Debbie Koopman
+44-20-7012-8950	+1-646-856-8734	+1-312-786-7136
sfleming@cboe.com	atu@cboe.com	dkoopman@cboe.com

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Cboe®, Cboe Volatility Index®, VIX® and Cboe Global Markets® are registered trademarks of Cboe Exchange, Inc. All other trademarks and service marks are the property of their respective owners.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance and estimates based on our growth strategies and anticipated trends in our business and may include statements about future business strategies and the consummation of the transaction and the expected timing and terms thereof. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Some factors that could cause actual results to differ include: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price competition and consolidation in our industry; decreases in trading volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; our ability to protect our systems and communication networks from security risks, cybersecurity risks, insider threats and unauthorized disclosure of confidential information; increasing competition by foreign and domestic entities; our dependence on and exposure to risk from third parties; fluctuations to currency exchange rates; our index providers’ ability to maintain the quality and integrity of their indexes and to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to attract and retain skilled management and other personnel, including those experienced with post-acquisition integration; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; misconduct by those who use our markets or our products; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to manage our growth and strategic acquisitions or alliances effectively; restrictions imposed by our debt obligations; our ability to maintain an investment grade credit rating; impairment of our goodwill, investments or intangible assets; and the accuracy of our estimates and expectations. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings made from time to time with the SEC.

We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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